ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


                                 by and among


                            INFODATA SYSTEMS INC.,
                                          As the Buyer,


                                      and


                                  MEREX, INC.
                                          As the Seller,


                                      and


                              RICHARD M. TWOREK,
                              MARY MARGARET STYER
                                      and
                               ANDREW M. FREGLY,
                                          As the Shareholders.


                          Dated as of October 6, 1995

                               TABLE OF CONTENTS


INTRODUCTORY PARAGRAPH
PREAMBLE

                                   ARTICLE I

                                  DEFINITIONS

1.1.     Definitions........................................................  1


                                  ARTICLE II

                          SALE AND PURCHASE OF ASSETS

2.1.     Sale and Purchase of Assets........................................  5
2.1.1.   Excluded Assets....................................................  6
2.2.     Purchase Price, Purchase Price Adjustments, Delivery of
         Certificates and Post-Closing Matters..............................  6
2.3.     Assumed Liabilities of Seller......................................  9
2.4.     Delivery of Purchased Assets and Novation or Assignment of
         Contracts.......................................................... 11
2.5.     Closing............................................................ 12
2.6.     Procedures for Certain Excluded Assets and Excluded Liabilities.... 12
2.6.1.   Certain Excluded Assets............................................ 12
2.6.2.   Certain Excluded Liabilities....................................... 12


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1.     Representations and Warranties of Seller........................... 12
3.1.1.   Corporate Existence................................................ 12
3.1.2.   Authorization...................................................... 13
3.1.3.   No Violation Caused by this Agreement.............................. 13
3.1.4.   Bank Accounts...................................................... 13
3.1.5.   Actions or Proceedings............................................. 13
3.1.6.   Compliance with Laws............................................... 14
3.1.7.   Tax Matters........................................................ 14
3.1.8.   Brokers; Finders................................................... 14
3.1.9.   Financial Statements............................................... 14
3.1.10.  Operations of Seller............................................... 15
3.1.11.  Title to and Condition of Purchased Assets......................... 16
3.1.12.  Real Property Leases; No Other Real Property....................... 16

3.1.13.  Equipment.......................................................... 16
3.1.14.  Intellectual Property.............................................. 16
3.1.15.  Contracts.......................................................... 17
3.1.16.  Benefit Plans...................................................... 17
3.1.17.  No Defaults or Violations.......................................... 18
3.1.18.  Environmental Compliance........................................... 18
3.1.19.  Inventory.......................................................... 19
3.1.20.  Insurance.......................................................... 19
3.1.21.  Accounts Receivable................................................ 19
3.1.22.  Capital Improvements and Expenditures.............................. 19
3.1.23.  Assets Sufficient for Conduct of Business ......................... 20
3.1.24.  Accuracy of Statements ............................................ 20
3.1.25.  No Other Agreement................................................. 20
3.1.26.  Continuity of Business Enterprise.................................. 20
3.1.27.  Improper and Other Payments........................................ 20
3.1.28.  Officers, Directors, Key Employees and Others...................... 20
3.1.29.  No Labor Unions; Employee Relations................................ 21
3.2.     Representations and Warranties of Buyer............................ 21
3.2.1.   Corporate Existence................................................ 21
3.2.2.   Authorization...................................................... 21
3.2.3.   No Violation....................................................... 21
3.2.4.   Compliance with Laws............................................... 22
3.2.5.   Actions and Proceedings............................................ 22
3.2.6.   Ability to Perform................................................. 22
3.2.7.   Capitalization..................................................... 22
3.2.8.   Brokers; Finders................................................... 23
3.2.9.   Continuity of Business Enterprise.................................. 23
3.2.10.  No Defaults or Violations.......................................... 23
3.2.11.  Environmental Compliance........................................... 23
3.2.12.  Assets Sufficient for Conduct of Business ......................... 24
3.2.13.  Accuracy of Statements ............................................ 24
3.2.14.  Improper and Other Payments........................................ 24
3.3.     Representations and Warranties of Shareholders..................... 25
3.3.1.   General............................................................ 25
3.3.2.   No Conflict of Interest............................................ 25
3.3.3.   Purchase for Investment............................................ 25
3.3.4.   Shareholders' Taxes................................................ 26


                                  ARTICLE IV

         CERTAIN COVENANTS OF SELLER AND SHAREHOLDERS PRIOR TO CLOSING

4.1.     Access to Facilities, Files and Records............................ 27
4.2.     Risk of Loss....................................................... 27
4.3.     Employees and Compensation......................................... 27

4.4.     Conduct of Business................................................ 27
4.5.     Contact Clients.................................................... 29
4.6.     No Solicitation or Offers.......................................... 29
4.7.     Change of Corporate Name........................................... 29
4.8.     Notice Regarding Change in Circumstances........................... 29
4.9.     Approval By Shareholders; Liquidation of Seller.................... 29


                                   ARTICLE V

                         ADDITIONAL COVENANTS OF BUYER

5.1.     Employment of Seller Personnel..................................... 30
5.2.     Termination of NationsBank Loan Facility........................... 30
5.3.     Consulting Agreement with Styer.................................... 30
5.4.     Employment Agreements with Tworek and Fregly....................... 31


                                 ARTICLE VI

                      ADDITIONAL COVENANTS OF THE PARTIES

6.1.     Expenses........................................................... 31
6.2.     Non-Competition.................................................... 31
6.3.     Further Assurances................................................. 33
6.4.     Use of Name........................................................ 33
6.5.     Registration of Buyer Common Stock................................. 33
6.6.     Termination of Certain Agreements.................................. 33
6.7.     Agreement of Shareholders Not to Transfer Shares................... 33


                                  ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES TO CLOSE

7.1.     Leases............................................................. 34
7.2.     Non-Competition Provisions......................................... 34
7.3.     Conditions Precedent to Obligations of Seller and Shareholders to
         Close.............................................................. 34
7.3.1.   Warranties True as of the Present Date, the Closing Date and the
         Post-Closing Date.................................................. 34
7.3.2.   Compliance with Agreement and Covenants............................ 34
7.3.3.   Delivery of Buyer Common Stock..................................... 34
7.3.4.   Certification...................................................... 35
7.3.5.   Opinion of Buyer's Counsel......................................... 35
7.3.6.   No Action.......................................................... 35
7.3.7.   Termination of NationsBank Loan Facility........................... 35

7.3.8.   No Material Adverse Change in Buyer's Business..................... 35
7.4.     Conditions Precedent to Obligations of Buyer to Close.............. 35
7.4.1.   Warranties True as of the Present Date, the Closing Date and the
         Post-Closing Date.................................................. 35
7.4.2.   Compliance with Agreement and Covenants............................ 36
7.4.3.   Consents and Approvals............................................. 36
7.4.4.   Certification...................................................... 36
7.4.5.   Opinion of Seller's Counsel........................................ 36
7.4.6.   No Action.......................................................... 36
7.4.7.   No Material Adverse Change in Seller's Business.................... 36


                                 ARTICLE VIII

                             POST-CLOSING MATTERS

8.1.     Purchase Price Adjustments......................................... 36
8.2.     Escrow Agent....................................................... 37
8.3.     Further Instruments and Actions.................................... 37
8.4.     Novation/Assignment of Contracts................................... 37
8.5.     Consents and Approvals............................................. 37
8.6.     Termination of NationsBank Loan Facility........................... 37


                                  ARTICLE IX

                                  TERMINATION

9.1.     Termination........................................................ 37
9.2.     Effect of Termination.............................................. 38


                                   ARTICLE X

                                INDEMNIFICATION

10.1.    Survival........................................................... 38
10.2.    Limits on Indemnification.......................................... 38
10.3.    Indemnification by Shareholders.................................... 38
10.4.    Indemnification by Buyer........................................... 39
10.5.    Claims............................................................. 39
10.6.    Notice of Third-Party Claims; Assumption of Defense................ 40
10.7.    Settlement or Compromise........................................... 40
10.8.    Failure of Indemnifying Person to Act.............................. 41

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1.    Expenses........................................................... 41
11.2.    Amendment.......................................................... 41
11.3.    Notices............................................................ 42
11.4.    Counterparts....................................................... 43
11.5.    Interpretation..................................................... 43
11.6.    Applicable Law..................................................... 44
11.7.    Assignment......................................................... 44
11.8.    No Third-Party Beneficiaries....................................... 44
11.9.    Publicity.......................................................... 44
11.10.   Severability....................................................... 44
11.11.   Remedies Cumulative................................................ 44
11.12.   Entire Understanding............................................... 44
11.13.   Jurisdiction of Disputes; Waiver of Jury Trial..................... 45


EXHIBITS

1.1.        Financial Statements
2.1.        List of Purchased Assets and Form of Bill of Sale
2.1.1.      List of Excluded Assets
2.2(a)      Amount of Buyer Common Stock to be issued to the Shareholders
2.2(b)(ii)  Description of ADOBE "Virtual File Cabinet" Product
2.2(c)      Escrow Agreement
2.2(e)      Joint Letter to all Utility Services
2.3.        Assumption Agreement for Assumed Liabilities
2.4(a)      Novation/Assignment Agreements
3.1.1.      List of States in which Seller Qualified
3.1.3.      List of Violations Caused by this Agreement
3.1.4.      List of Banks, Brokers and Financial Institutions
3.1.5.      Actions or Proceedings
3.1.6.      Permits
3.1.7.      Tax Matters
3.1.10.     Operations of Seller
3.1.11.     Title to and Condition of Purchased Assets
3.1.12.     Real Property Leases
3.1.13.     List of Subsequently Acquired Equipment
3.1.14.     List of Seller's Intellectual Property and any Exceptions
3.1.15.     Contracts
3.1.16.     Benefit Plans
3.1.17.     Defaults or Violations
3.1.20.     Insurance
3.1.21.     Accounts Receivable

3.1.22.     Capital Improvements or Purchases
3.1.27.     Improper or Other Payments
3.1.28.     Officers, Directors, Key Employees and Others
3.1.29(a)   Changes in Terms of Employment
3.2.1.      List of States in which Buyer Qualified
3.2.3.      Consents
3.3.2.      Conflicts of Interest
5.1.1       Changes or Exceptions to the Employment of Seller Personnel
5.1.2       Stock Options
5.3.        Consulting Agreement of Styer
5.4.1.      Employment Agreement of Tworek
5.4.2.      Employment Agreement of Fregly
6.6.        List of Contracts to Continue with the Shareholders or Affiliates
7.1.        Landlord Consent and Assignment of Existing Office Lease
7.3.4.      Certification of Buyer's President
7.3.5.      Opinion of Buyer's Counsel
7.4.4.      Certification of Seller's President and Controller
7.4.5.      Opinion of Seller's Counsel

              ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

     THIS ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of October 6, 1995 by and among INFODATA SYSTEMS INC., a Virginia corporation with its principal office located at 12150
Monument Drive, Fairfax, Virginia 22033 ("Buyer"); MEREX, INC., a Maryland corporation with its principal office located at 3206 Tower Oaks Boulevard, Suite 300, Rockville, Maryland 20852 ("Seller"); RICHARD M. TWOREK who resides at 3856 St. Clair Court, Monrovia, Maryland 21770 ("Tworek"); MARY MARGARET STYER who resides at 621 Springvale Road, Great Falls, Virginia 22066
("Styer"); and ANDREW M. FREGLY who resides at 3151 K Covewood Court, Falls Church, Virginia 22042 ("Fregly")(Tworek, Styer and Fregly are also hereinafter collectively referred to as the "Shareholders").

                                P R E A M B L E

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets of Seller solely in exchange for shares of voting common stock of Buyer and the assumption by Buyer of certain of Seller's liabilities and obligations on the terms and conditions hereinafter set forth. The parties intend for this transaction to be treated as a tax-free "C" reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986.

     NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
covenants, agreements and warranties made herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Definitions. The following words and terms as used in this Agreement shall have the following meanings:

          "Affiliate" means, with reference to a specified Person, (1) any other Person that, directly or indirectly through one or more intermediaries, owns or controls, is under common ownership or control with, or is owned or controlled by, the specified Person, (2) any other Person that is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the specified Person or a Person described in clause
     (1) of this paragraph, (3) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, or (4) any relative or spouse of the specified Person or any of the foregoing Persons. For purposes of this definition, (i) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such

     Person, whether through the ownership of voting securities or by contract or otherwise.

          "Assumed Liabilities" has the meaning set forth in Section 2.3.

          "Assumption Agreement" has the meaning set forth in Section 2.3.

          "Benefit Plans" has the meaning set forth in Section 3.1.16.

          "Bill of Sale" has the meaning set forth in Section 2.1.

          "Business Day" means a day other than a Saturday, Sunday or day on which commercial banks in New York City are generally closed for business.

          "Buyer Common Stock" means the authorized, issued and outstanding common stock, par value $0.03 per share, of Buyer, as further described in Section 3.3.5.

          "Closing" means the consummation of the transactions contemplated herein.

          "Closing Date" and "Post-Closing Date" mean the dates on which Closing and Post-Closing occur, as specified in Sections 2.5 and 2.2(d), respectively.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential  Information"  has the  meaning  set forth in  Section
     6.2(e).

          "Contracts" has the meaning set forth in Section 2.1.

          "Documentation of New Business," with respect to a named third party, means one or more purchase orders, contracts or other written commitments reasonably acceptable to Buyer and signed by the relevant third party or one of its Affiliates, on the one hand, and by Seller, Buyer or one of their respective Affiliates, on the other hand.

          "Ending Date" has the meaning set forth in Section 6.2(a).

          "Environmental Law" means any law which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental

     Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superfund" law, and any other similar federal, state or local law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" has the meaning set forth in Section 2.1.1.

          "Excluded Liabilities" has the meaning set forth in Section 2.3.

          "Existing Borrowing" means all borrowing from lending institutions, vendors or agencies of federal, state or local governments or their political subdivisions, as set forth on the Financial Statements or in the books and records of the Seller.

          "Financial Statements" means all of the following:

               (a) the audited financial statements of the Seller as of March 31, 1995 (including all schedules and notes thereto), consisting of the balance sheet at such date; and

               (b) the audited financial statements of the Seller as of December 31, 1994 (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of operations and cash flows for the twelve month period then ended.

     In addition to (a) and (b) above, the term "Financial Statements" shall include any and all interim Financial Statements issued with respect to Seller for any period after March 31, 1995. The Financial Statements shall be attached as Exhibit 1.1 to this Agreement.

          "GAAP" means generally accepted accounting principles as defined and applied in the United States of America.

          "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means:

               (a) any "hazardous substance" as defined by CERCLA;

               (b) any "hazardous substance" as defined by RCRA;

               (c) any petroleum product or fractions thereof; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of other applicable federal, state or local Law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

          "Indemnified Person" and "Indemnifying Person" have the meanings set forth in Section 10.5.

          "Intellectual Property" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The "Seller's Intellectual Property" means any and all Intellectual Property used by the Seller in the conduct of its business.

          "Knowledge" means, with respect to an individual making a representation to his or her "knowledge," those facts and circumstances personally known by such individual; and with respect to an entity making a representation to its "knowledge," those facts and circumstances personally known by any officer of such entity.

          "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

          "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorney's fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Party.

          "Noncompetition" has the meaning described in Section 6.2.

          "Permits" has the meaning set forth in Section 3.1.6.

          "Person" means an individual, firm, partnership, corporation, association, limited liability company, limited liability partnership, unincorporated organization, trust, corporation, or any other entity, including, without limitation, a government or any department, agency or instrumentality thereof.

          "Prime Rate" means the annual rate of interest charged from time to time by the Chase Manhattan Bank, N.A., in New York City for U.S. Dollar loans made to the most credit worthy customers of such bank.

          "Purchased Assets" has the meaning set forth in Section 2.1.

          "Purchase Price" has the meaning set forth in Section 2.2.

          "Purchase Price Adjustments" means the decreases in the Purchase Price set forth in Section 2.2(b).

          "Subsidiary" means any Person of which 50.1 percent or more of the voting power of such Person is controlled by another Person.

          "Tax" or "Taxes" has the meaning set forth in Section 3.1.7.


                                  ARTICLE II

                          SALE AND PURCHASE OF ASSETS

     2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing the Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, substantially all of Seller's assets, business, properties, goodwill and rights as a going concern, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller and listed on attached
Exhibit 2.1 (hereinafter sometimes collectively called the "Purchased Assets"). The Purchased Assets shall include, without limitation: (i) all of Seller's right, title and interest in and to Seller's corporate name and all variations thereof; (ii) cash-on-hand and cash in bank accounts of Seller, inclusive of cash equivalents, as of the Closing Date, together with the bank account records of Seller; (iii) all of Seller's right, title and interest in and to all contracts, licenses or agreements to which Seller is a party or shall become a party to prior to the Closing Date (other than this Agreement and the agreements executed pursuant hereto or contemplated hereby), including, without limitation, all supply and customer contracts, work and purchase orders, employment and consultancy contracts, government contracts, equipment, capital and real property leases and loan agreements listed on attached Exhibit 2.1 (collectively, the "Contracts"); (iv) all accounts receivable, checks, negotiable instruments and chattel paper, payable to or (with respect to bearer instruments) in the possession of Seller; (v) all inventory and supplies; (vi) all furniture, fixtures, equipment and machinery; (vii) all leasehold interests and improvements thereon and any other interest in land owned by the Seller; (viii) all of Seller's right, title and interest in and to Seller's Intellectual Property; (ix) all books and records, files, designs, drawings, data processing software and operating data relating to the Purchased Assets or the Assumed Liabilities, other than those which constitute Excluded Assets or Excluded Liabilities; (x) any rebates for insurance or other prepaid items (e.g., deposits to satisfy worker's compensation claims); (xi) with respect to each insurance policy on which Seller is an insured and which is an "occurrence" policy as opposed to a "claims made" policy, all rights of Seller, including the right to receive any amounts recovered or recoverable from the insurer after the Closing Date, with respect to any Loss resulting from an occurrence which took place on or prior to the Closing Date, and with respect to each insurance policy on which Seller is an insured party and which is a "claims made" policy as opposed to an "occurrence" policy, all rights of Seller, including the right to receive any amounts recovered or recoverable from the insurer after the Closing Date, with respect to any Loss resulting from a claim made on or prior to the Closing Date, together with all insurance policies of which Seller is the sole owner and which are listed on Exhibit 3.1.20 hereto to be assigned to Buyer; (xii) all claims, causes of actions, and suits which Seller has or may have against third parties in connection with the Purchased Assets or the Assumed Liabilities; and (xiii) the business and operations of Seller as a going concern; and excluding only the assets listed in Section 2.1.1 as Excluded Assets. Seller shall convey to Buyer all of Seller's right, title and interest in and to the Purchased Assets, subject to all liabilities, obligations, liens and encumbrances related thereto, excepting only the Excluded Liabilities described in Section 2.3. The conveyance shall be made pursuant to a bill of sale, substantially in the form of Exhibit 2.1 attached hereto (the "Bill of Sale") and any other instruments of conveyance to be delivered pursuant to this Agreement.

          2.1.1. Excluded Assets. Notwithstanding the foregoing and without limitation, the Purchased Assets shall not include any of the following ("Excluded Assets"):

               (a) The assets listed in Exhibit 2.1.1;

               (b) Seller's corporate seals, certificates of incorporation, minute books, stock books, stock certificates, tax returns, books of account or other records having to do with Seller's corporate organization;

               (c) Any rights of Seller under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement; and

               (d) Any tangible assets of the Seller that are not listed on the Exhibits to this Agreement or are not otherwise expressly included in the Purchased Assets.

     2.2. Purchase Price, Purchase Price Adjustments, Delivery of Certificates and Post-Closing Matters.

          (a) The purchase price to be paid by Buyer for the Purchased Assets, in addition to any Assumed Liabilities, shall be 125,000 shares of Buyer Common Stock (the "Purchase Price"), but may be reduced to no less than an aggregate of 100,000 shares of Buyer Common Stock as described in
     Section 2.2(b).

     At Closing, Buyer shall deliver certificates for 100,000 shares of Buyer Common Stock to Seller, registered in the names of the Shareholders and in the amounts provided on attached Exhibit 2.2(a). In addition, at Closing Buyer shall deliver certificates for 25,000 shares (the "Additional Shares") of Buyer Common Stock to Freedman, Levy, Kroll & Simonds ("Escrow Agent") to be deposited and held in escrow, subject to the Purchase Price Adjustments and the terms and conditions described in subsections (b) and (c) below.

          (b) Purchase Price Decreases. The Purchase Price shall be decreased in the following amounts and in the following events; provided, however that the aggregate expected value of $1,425,000 represented by the following three items may be satisfied by an aggregate actual value of at least $1,425,000 from any one or more of such three items:

               (i) The Purchase Price shall be decreased by 5,000 shares of Buyer Common Stock unless, on or before December 31, 1995, there exists Documentation of New Business with ADOBE Systems Inc. ("ADOBE") with respect to a minimum of $125,000 of funding by ADOBE and others to develop "The Virtual File Cabinet" product as described in Exhibit 2.2(b)(ii), and which Documentation of New Business, if it is with Seller and not Buyer or one of Buyer's Affiliates, shall be immediately transferred to Buyer prior to December 31, 1995 without any material change.

               (ii) The Purchase Price shall be decreased by 15,000 shares of Buyer Common Stock unless, on or before December 31, 1995, there exists Documentation of New Business with the Westinghouse Hanford Company ("Westinghouse"), with respect to a minimum value (measured in terms of gross dollars to be paid by Westinghouse to Seller, Buyer or an Affiliate of Buyer) of $1,100,000.00, and which Documentation of New Business, if it is with Seller and not Buyer or one of Buyer's Affiliates, shall be immediately transferred to Buyer prior to December 31, 1995 without any material change.

               (iii) The Purchase Price shall be decreased by 5,000 shares of Buyer Common Stock unless, on or before December 31, 1995, there exists Documentation of New Business with Nabisco, Inc. ("Nabisco"), with respect to a minimum value (measured in terms of gross dollars to be paid by Nabisco to Seller, Buyer or an Affiliate of Buyer) of an aggregate of $200,000.00, and which Documentation of New Business, if it is with Seller and not Buyer or one of Buyer's Affiliates, shall be immediately transferred to Buyer prior to December 31, 1995 without any material change.

          (c) Escrow of Additional Shares. As security for the payment of the Purchase Price (as adjusted pursuant to Section 2.2(b) above), Buyer, at the Closing, shall deposit in escrow with the Escrow Agent certificates for the Additional Shares issued in the names of the Shareholders in the amounts specified on attached Exhibit 2.2(a), together with stock powers endorsed in blank, and Escrow Agent shall agree to hold the certificates for the Additional Shares pursuant to the terms and conditions of this
     Section 2.2(c) and the Escrow Agreement attached hereto as Exhibit 2.2(c). On or prior to the Post-Closing Date, the Seller and Buyer shall from time to time jointly instruct the Escrow Agent to deliver, and the Escrow Agent shall deliver, certificates for all or a portion of the Additional Shares in accordance with their joint instructions. In the event the aggregate joint instructions issued hereunder by Buyer and Seller direct the Escrow Agent to deliver certificates for less than the entire amount of the Additional Shares, the Escrow Agent shall deliver certificates to the Shareholders for such amount and in such manner as shall be directed in the joint instructions, which instructions shall reflect the Purchase Price described in Section 2.2(a) above, as adjusted pursuant to Section 2.2(b) above. In such event, the Escrow Agent shall return to Buyer any certificates for Additional Shares that have not been delivered to the Shareholders pursuant to the joint instructions, or, in the event of a dispute among the parties regarding such joint instructions as to the undelivered Additional Shares, the Escrow Agent shall deliver any and all undelivered Additional Shares to a court of competent jurisdiction and thereafter the Escrow Agent shall be fully and completely relieved from any further duties or responsibilities with respect to the Additional Shares. The Escrow Agent shall not dispose of the Additional Shares other than as provided in this Section 2.2(c) or the Escrow Agreement.

          (d) Post-Closing. Any delivery of certificates for the Additional Shares required to be made by the Escrow Agent pursuant to Section 2.2(c) hereof shall be made at the offices of Freedman, Levy, Kroll & Simonds at 10:00 a.m. (EST), on January 5, 1996, or on such other date and time as Buyer and Seller shall agree in writing (the date and time of such post-closing hereunder being referred to herein as the "Post-Closing Date").

          (e) Apportionments.  (i) Any   transfer  taxes  and any sales or use
     taxes arising from the transactions contemplated herein shall be borne and paid by Buyer.

     Real property taxes, utility charges, rents, income from leases, licenses, permits, agreements, and privileges, if any, shall be apportioned between the parties as of the Closing Date, regardless of the date assessed, paid or payable, except to the extent that any such items are included as Assumed Liabilities.

               (ii) At Closing, Buyer shall sign, and deliver to Seller for mailing, a joint letter in the form attached hereto as Exhibit 2.2(e), requesting all persons as identified in said letter providing electric, gas, water, telephone or other utility services to all premises leased or occupied by Seller, to transfer such services and billing therefor to Buyer, effective at Closing, and to issue a final bill to Seller for such utility service rendered up to and including the Closing Date. Buyer shall refund to Seller any payments previously made by Seller for utility services furnished or to be furnished after Closing.

               (iii) All recording costs and filing fees required to be paid with respect to documents under this Agreement, and the cost of a survey, if one is required, shall be the sole responsibility of Buyer.

     2.3. Assumed Liabilities of Seller. Buyer hereby undertakes, assumes and agrees, subject to the limitations contained herein, to perform, pay or discharge all of Seller's debts, liabilities and obligations up to a maximum of $515,000 plus any professional fees relating to the transactions underlying this Agreement, other than the Excluded Liabilities (the "Assumed Liabilities"), pursuant to an assumption agreement which Buyer shall execute and deliver to Seller at the Closing (the "Assumption Agreement"), which Assumption Agreement shall be substantially in the form of Exhibit 2.3 attached hereto. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, the debts, liabilities and obligations assumed by Buyer hereunder shall not include any of the following, without regard to whether they arose before or after the Closing (the "Excluded Liabilities"):

          (a) All debts, obligations and liabilities of Seller to its Affiliates, including without limitation, accounts payable and accrued expenses, other than those arising out of goods sold or services performed in the ordinary course of business which are included on the Financial Statements or Exhibit 2.3;

          (b) Any liability or obligation of the Shareholders arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other experts;

          (c) Debts, liabilities or obligations of Seller of any nature to any past or present shareholder of Seller, except as set forth in the Financial Statements or the Assumption Agreement in Exhibit 2.3;

          (d) Any liability or obligation in respect of the Excluded Assets;

          (e) Any obligations or liabilities related to employee claims under worker's compensation laws arising from service or employment prior to Closing;

          (f) Any discrimination or other claims by employees against Seller not fully reflected, reserved against or accrued for on the Financial Statements;

          (g) Any liabilities arising from any breach of contract, breach of warranty, tort, infringement or violation of laws with respect to any time period prior to Closing;

          (h) Any suits, actions or claims for salaries, wages, vacation pay or benefits due or accrued owing to any present or former employee of Seller, except only with regard to such items that are included in the Financial Statements or the Assumed Liabilities;

          (i) Any obligations to indemnify any officer, director, employee or agent of the Seller;

          (j) Any liability or obligation which is not otherwise a specific Assumed Liability;

          (k) Any other suits, actions or claims against Seller, whether or not filed against or known to Seller, and any losses, costs or damages based upon or arising out of such suits, actions or claims which relate to any time period prior to Closing; or

          (l) Any obligations or liabilities of Seller or its Affiliates, including but not limited to the Shareholders, of any nature with respect to the provision of services or products to, or the receipt of remuneration from, any Person in Russia or any other foreign country which was formerly a part of the Union of Soviet Socialist Republics.

     Seller agrees to satisfy all debts, liabilities and obligations with respect to all Excluded Liabilities set forth in this Section 2.3, whether known at Closing or thereafter determined, as and when due and Seller and Shareholders shall indemnify and hold Buyer harmless therefor, as set forth in
Article X herein.

     2.4 Delivery of Purchased Assets and Novation or Assignment of Contracts. Prior to Closing, or as soon thereafter as practicably possible, Seller shall use its best efforts to obtain the novation or assignment to the Buyer of the Contracts and deliver to the Buyer such additional instrument or instruments of transfer as shall, in the opinion of Buyer's counsel, be necessary or appropriate to vest in the Buyer good and marketable title to the

Purchased Assets. Prior to the novations or assignments of the Contracts, Buyer and Seller agree that Buyer shall assume the Seller's rights and obligations under the Contracts. In furtherance of the foregoing, the parties hereby agree as follows:

          (a) Seller shall further signify its consent to the novation or assignment of the Contracts to the Buyer by the Seller's execution of Novation/Assignment Agreements among Seller, Buyer and any other parties to the Contracts (the "Novation/Assignment Agreements") in substantially the form attached hereto as Exhibit 2.4(a) with respect to commercial contracts, and in a form complying with the Federal Acquisition Regulations (48 CFR 1204) as to federal government contracts;

          (b) Buyer shall execute and deliver the Novation/Assignment Agreements and all supporting documentation to Seller and Seller shall deliver the Novation/Assignment Agreements as executed by Seller and Buyer and all supporting documentation to the appropriate parties for their review and approval;

          (c) The beneficial interest of Seller in and to the Contracts and all related rights and assets shall pass on the Closing Date to the Buyer;

          (d) From on and after Closing, Seller shall hold and declare that it holds the Contracts and all related rights and assets in trust for the benefit of the Buyer, its successors and assigns;

          (e) Seller  shall  promptly   forward  to  Buyer  any  payments  and
     consideration, unconditionally endorsed to Buyer, which Seller receives from the Contracts after the Closing Date;

          (f) Seller shall use all reasonable efforts to obtain and secure any and all consents and approvals that are necessary to effect the valid sale, transfer and assignment of the Contracts and all related rights and assets to the Buyer without change in any of the material terms and conditions thereof; and

          (g) Seller shall cooperate with the Buyer in any other reasonable arrangement designed to provide the Buyer with the benefits of each of the Contracts and all related rights and assets.

     2.5. Closing. The closing of the sale and purchase of the Purchased Assets (the "Closing") will take place at the offices of Freedman, Levy, Kroll & Simonds, Washington, D.C., at 10:00 A.M. (EST) on October 11, 1995, or at such other place, time and date as the parties may agree upon in writing (the "Closing Date").

     2.6. Procedures for Certain Excluded Assets and Excluded Liabilities.

          2.6.1. Certain Excluded Assets. If any of the Purchased Assets are ultimately determined by Buyer to be Excluded Assets, Buyer shall transfer and convey (without further consideration) to Seller, and Seller shall accept, such Purchased Assets that are determined by Buyer to be Excluded Assets and Buyer and Seller shall execute such documents or instruments of conveyance and take such further acts which are reasonably necessary or desirable to effect the transfer of such Excluded Assets to Seller. Buyer shall appropriately label such assets which are determined to be Excluded Assets, to segregate such Excluded Assets from Buyer's other assets and to move (at the Seller's expense) such Excluded Assets to a place designated by the Seller.

          2.6.2. Certain Excluded Liabilities. If any of the Assumed Liabilities are ultimately reasonably determined by Buyer to be Excluded Liabilities, Seller shall assume, and agree to pay, perform, fulfill and discharge (without further consideration), such previously Assumed Liabilities that are determined by Buyer to be Excluded Liabilities and Buyer and Seller shall execute such documents or instruments of assumption and take such further acts which are reasonably necessary or desirable to effect the transfer of such Excluded Liabilities to Seller.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

          3.1.1. Corporate Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to own or lease its assets and properties and to carry on its business as now conducted. Seller has delivered to Buyer true and complete copies of its Certificate of Incorporation and By-laws of Seller as amended to date. Seller is duly qualified to do business and (where the concept of "good standing" is applicable) in good standing as a foreign corporation in the States in which such qualification is materially required by Seller's business, which States are set forth on Exhibit 3.1.1. Seller does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity.

          3.1.2. Authorization. Seller has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this

     Agreement by Seller and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally.

          3.1.3. No Violation Caused by this Agreement. Except as otherwise set forth in Exhibit 3.1.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate (i) any provision of the Certificate of Incorporation or By-laws of the Seller; (ii) any contract or other agreement to which the Seller is a party or by or to which the Seller or any of its assets or properties may be bound or subject; (iii) any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Seller or upon the securities, assets, properties or business of the Seller; (iv) any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Seller or to the securities, assets, properties or business of the Seller; or (v) any Permits.

          3.1.4. Bank Accounts. Exhibit 3.1.4 sets forth the names and locations of each bank or other broker or financial institution at which the Seller has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Seller and a summary statement thereof. All such accounts are maintained by Seller for normal business purposes.

          3.1.5. Actions or Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller; and, there are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the knowledge of the Seller, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of Seller, threatened against or involving the Seller or any of its properties or assets, that, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Seller, except for matters set forth in Exhibit 3.1.5 hereto.

          3.1.6. Compliance with Laws. To the knowledge of the Seller, the Seller is not in violation of (i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Authority applicable to the business of the Seller, except to the extent that non-compliance does not and will not have a material adverse effect upon the assets, properties, business or operations of the Seller. The

     Seller has all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") as described in Exhibit 3.1.6, that are material to the conduct of the business of the Seller and such Permits are in full force and effect. No other federal, state, local, and foreign licenses, certificates, permits, franchises and rights are currently necessary for the lawful operation of Seller's business, except for those the absence of which would not have a material adverse effect on Seller's business.

          3.1.7. Tax Matters. Except to the extent set forth on Exhibit 3.1.7, the Seller has timely filed and paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties (hereinafter, "Taxes" or, individually, a "Tax"), required to be paid by it through the Closing Date, and all deficiencies or other additions to Tax, interest and penalties owed by it, in connection with any such Taxes. Seller shall pay any Tax related to or arising out of this transaction required by law to be paid by Seller.

          3.1.8. Brokers; Finders. Seller has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller or Buyer for any brokerage or finder's commission, fee or similar compensation.

          3.1.9. Financial Statements. Seller has delivered to Buyer copies of the Financial Statements. The Financial Statements present fairly the financial position of Seller with respect to, and the assets and liabilities of, the Seller and the results of the operation of Seller's business and changes in financial position of the Seller as of December 31, 1994, and for the 12 months then ended, and the assets and liabilities of the Seller as of March 31, 1995 and for each month thereafter until the Closing Date, in conformity with GAAP, consistently applied during the period. The Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Seller to the extent required by GAAP. Except as set forth in the most recent balance sheet included in the Financial Statements, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, which could materially and adversely affect any of the Purchased Assets or the rights of Seller therein or thereto, to the extent required by GAAP to be included in such balance sheet.

          3.1.10. Operations of Seller. Except as set forth in Exhibit 3.1.10 hereto, the Seller has not since March 31, 1995:

               (i) amended its Certificate of Incorporation or By-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

               (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

               (iii) waived any right of material value to its business;

               (iv) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

               (v) made any  payment or  commitment  to pay any  severance  or
     termination   pay  to  any  of  its   officers,   directors,   employees,
     consultants, agents or other representatives;

               (vi) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its tangible assets; granted or suffered any lien or other encumbrance on any of the Purchased Assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or the Purchased Assets or its other properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

               (vii) except for property or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

               (viii) paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

               (ix) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its assets, properties, business, operations or condition (financial or otherwise);

               (x) entered into any other material contract or other agreement or other material transaction; or

               (xi) been advised or otherwise become aware that any of its existing Contracts for the performance of services is to be terminated or substantially modified other than in accordance with its terms or as reflected in Exhibit 3.1.10.

          3.1.11. Title to and Condition of Purchased Assets. On the date of this Agreement and on the Closing Date, Seller has and will have good and marketable title to, is and will be the owner of, and has and will have the right to sell, convey, transfer, assign and deliver the Purchased Assets free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrance, easement or encroachment, except as disclosed on Exhibit 3.1.11 hereto. Except as otherwise provided in
     Section 8.3 hereof with respect to certain specified insurance policies and equipment leases of Seller, at and as of the Closing, Seller will convey the Purchased Assets to Buyer by deeds, bill of sale, certificates of title and instruments of assignment and transfer effective to vest in Buyer, and Buyer will have, good and valid record and marketable title to all of the Purchased Assets, free and clear of all encumbrances other than those listed in Exhibit 3.1.11.

          3.1.12. Real Property Leases; No Other Real Property. Exhibit 3.1.12 hereto lists all leases pursuant to which Seller holds any real property used in connection with its business. Except as disclosed on Exhibit 3.1.12, all real property leases are in full force and effect, Seller is current in its obligations thereunder, and Seller has not received any notice of default thereunder, nor is Seller aware of any facts or circumstances which may give rise to any default thereunder. Seller does not have interest in any real property not listed on Exhibit 3.1.12. Seller is not a party to any contract obligating it to purchase or acquire any interest in real property.

          3.1.13. Equipment. Exhibit 3.1.13 hereto sets forth a complete and accurate list of all of the equipment, if any, acquired by Seller from the date hereof through the Closing Date. Except as disclosed on Exhibit 3.1.13, all personal property leases are in full force and effect, Seller is current in its obligations thereunder and Seller has not received any notice of default hereunder, nor is Seller aware of any facts or circumstances which may give rise to a default thereunder. Seller does not have an interest in any equipment other than the equipment listed on
     Exhibit 3.1.13 nor is Seller obligated to purchase, acquire, lease any other equipment. Seller has delivered to Buyer true, correct and complete copies of all personal property leases.

          3.1.14. Intellectual Property.

               (a) Exhibit 3.1.14 is an accurate and complete list of all of Seller's Intellectual Property, and reflects the Seller's Intellectual Property that has been duly and properly registered in any jurisdiction. Except as otherwise specified in Exhibit 3.1.14, Seller owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of Seller's Intellectual Property, without any conflict with or infringement of the rights of others, free and clear of all liens, charges or encumbrances or other restrictions of any kind. There is no pending or threatened claim contesting the validity, ownership or right to use, sell, license, dispose of, or to bring actions for the misappropriation of, Seller's Intellectual Property or any other Intellectual Property.

               (b) Seller has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and protect its proprietary rights in, Seller's Intellectual Property.

               (c) To the knowledge of Seller, Seller has not infringed or otherwise violated, and is not infringing on or otherwise violating, any intellectual property rights of others, and the use by Buyer from and after Closing of Seller's Intellectual Property will not infringe on or otherwise violate the Intellectual Property rights of others; provided, however, that such representation and warranty shall apply only to Seller's Intellectual Property delivered on the Closing Date and shall not apply to any use of Seller's Intellectual Property after the Closing Date if Seller's Intellectual Property is altered in any way and/or used in conjunction with any other product or process. To the knowledge of Seller, no Person has infringed on or otherwise violated any of Seller's Intellectual Property.

               (d) Except as otherwise specified in Exhibit 3.1.14, there are no Contracts pursuant to which Seller has authorized any Person to use, sell, license, dispose of or otherwise have access to any of the Seller's Intellectual Property; there are no Contracts pursuant to which any Person has authorized Seller to use, sell, license, dispose of or otherwise have access to any Seller's Intellectual Property; and there are no royalties, fees or other payments payable by Seller to any Person by reason of the ownership, use, license, sale, or disposition of the Seller's Intellectual Property.

          3.1.15. Contracts. Exhibit 3.1.15 lists all Contracts and arrangements to which the Seller is a party or by which it is bound, or to which any of its assets or properties is subject. Except as otherwise specified in Exhibit 3.1.15, Seller is not in breach or in default under any Contract and no event has occurred or will occur as a result of the transfer and assignment of the Contracts by Seller to Buyer at Closing or as promptly thereafter as practicable, which, with the giving of notice or the lapse of time, or both, would constitute any default of any such persons under any Contract.

          3.1.16. Benefit Plans. The Seller does not sponsor or offer any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA) for its employees, nor does any person participate nor reasonably expect to participate in any such plan, in either case, on account of his or her employment with Seller, other than those plans listed on Exhibit 3.1.16. Seller does not maintain any "employee benefit plan" (as defined in
     Section 3(3) of ERISA), except as listed on Exhibit 3.1.16. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements (collectively "Benefit Plans") listed on Exhibit 3.1.16 since September 1, 1995. All Benefit Plans on
     Exhibit 3.1.16 comply in form and in operation in all material respects with all applicable requirements of law and regulation; except as specifically noted on Exhibit 3.1.16. A true and correct copy of each of the Benefit Plans listed on Exhibit 3.1.16 as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to Buyer. In the case of any Benefit Plan which is not in written form, Buyer has been supplied with an accurate description of such plan as in effect on the Closing Date. Seller has incurred no liability or contingent liability with respect to such Benefit Plans, except as disclosed on Exhibit 3.1.16.

          3.1.17. No Defaults or Violations. Except as set forth on Exhibit 3.1.17, (a) Seller has not materially breached any provision of, nor is it in material default under the terms of, any lease, contract, commitment, agreement, mortgage, lien, instrument, plan or license to which it is a party or under which it has any rights or by which it is bound and which relates to the Seller's business, and to Seller's knowledge, no other party to any such lease, contract, commitment, agreement, mortgage, lien, instrument, plan or license is in default thereunder in any material respect, (b) Seller is not in any material violation or default of any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the Seller or the operation of its business.

          3.1.18. Environmental Compliance.

               (i) All real property leased by Seller has never been used by Seller or, to Seller's knowledge, by any other person, to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances.

               (ii) To Seller's knowledge, all real property leased by Seller is in compliance with all Environmental Laws.

               (iii) To Seller's knowledge, all real property leased by Seller does not contain any Hazardous Substances.

               (iv) To Seller's knowledge, no tanks now or formerly used for the storage of any liquid or gas above or below ground, are present or were at any time present on or at any real property leased by Seller.

               (v) Seller has not received a citation, directive, letter, or other communication, written or oral, from any person or governmental authority concerning the presence of any Hazardous Substances on any real property owned or leased by Seller.

               (vi) Seller has no knowledge of or information regarding the presence of any Hazardous Substances at adjacent properties, which Hazardous Substances could migrate to, through, or under any real property leased by Seller.

               (vii) Seller has obtained all material licenses and permits required by all material Environmental Laws.

               (viii) Seller has not received any notice of any violation of or potential or actual liability under any Environmental Laws at or concerning any real property leased by Seller.

               (ix) No action has been commenced or, to Seller's knowledge, threatened regarding Seller's compliance with or liability under any Environmental Laws at or concerning any real property leased by Seller.

          3.1.19. Inventory. The Purchased Assets do not include inventory subject to the Virginia or Maryland Commercial Code - Bulk Transfers provisions.

          3.1.20. Insurance. Exhibit 3.1.20 contains an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to Seller, and Seller has heretofore delivered to Buyer a true and complete copy of all such policies, including all occurrence-based policies applicable to Seller for all periods prior to the Closing Date. To the Seller's knowledge, there are no pending claims of the Seller under any of such policies; such policies (and binders, if any), are valid and enforceable in accordance with their terms and are in full force and effect; and all the insurable properties and assets of the Seller, including the Purchased Assets, are insured for the Seller's benefit, in amounts and coverages deemed adequate by the Seller's management, against all risks usually insured against by persons operating similar properties and assets in the localities where such properties or assets are located, under valid and enforceable policies issued by insurers of recognized responsibility.

          3.1.21. Accounts Receivable. All accounts receivable of Seller have arisen out of bona fide transactions in the ordinary course of business, and each such account receivable constitutes a valid and binding obligation of the obligor, maker, comaker, guarantor, endorser or debtor thereof or thereunder and, except as otherwise specified in Exhibit 3.1.21, is collectible in full within 60 days in at least the amount at which they are carried on the books of Seller.

          3.1.22. Capital Improvements and Expenditures. Exhibit 3.1.22 lists all of the capital improvements or purchases or other capital expenditures (as determined in accordance with GAAP), which Seller has committed to or contracted for which have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases. Seller has not contracted for or committed to any such work or purchases after the date hereof.

          3.1.23. Assets Sufficient for Conduct of Business. In the opinion of Seller's management, the Purchased Assets and Assumed Liabilities constitute substantially all of the assets and properties required for the operation of the Seller's business as it is presently operated by Seller in all material respects.

          3.1.24. Accuracy of Statements. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Seller, the Purchased Assets, the Assumed Liabilities or the Seller's business, or omits or will omit to state a material fact necessary to make the
     statements   regarding  Seller,   the  Purchased   Assets,   the  Assumed
     Liabilities or the Seller's business contained herein or therein, in light of the circumstances in which they are made, not misleading.

          3.1.25. No Other Agreement. Other than for sales of assets in the ordinary course of business, neither Seller nor any of its Affiliates has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any of Seller's assets (including the Purchased Assets) or capital stock of Seller except as set forth in this Agreement.

          3.1.26. Continuity of Business Enterprise. Seller operates at least one historic line of business, or owns at least a significant portion of its business assets, in each case within the meaning of Treas. Reg. ss.1.368-1(d).

          3.1.27. Improper and Other Payments. To the best of Seller's knowledge, except as set forth on Exhibit 3.1.27, none of the Seller, any director, officer, employee, agent or representative of the Seller, nor any Person acting on behalf of any of them, has made, paid or received
     (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (c) any improper foreign payment (as defined in the Foreign Corrupt Practices
     Act).

          3.1.28. Officers,  Directors,  Key   Employees  and Others.  Exhibit
     3.1.28 hereto sets forth (a) the name and total compensation of each officer and director of the Seller and of each other employee, consultant, agent or other representative of the Seller to whom the Seller currently makes compensation or consulting payments, and (b) any contract, commitment or other agreement with respect to any officer or employee dealing with compensation, benefits or any other aspect of their relationship with the Seller.

          3.1.29. No Labor Unions; Employee Relations.

               (a) The Seller is not a party to any agreement or understanding with any labor union or organized labor group.

               (b) The Seller has not at any time during the last twelve months immediately preceding the date of this Agreement had, nor, to the knowledge of the Seller, is there now threatened, a strike, work stoppage, work slowdown, or other labor trouble that had or may have a material adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Seller. The Seller has not made a commitment or agreement to increase the wages or to modify the conditions or terms of employment of any of its employees, except as listed on Exhibit 3.1.29(a) hereto. There are no outstanding loans or other advances from the Seller to any officer, director or shareholder of the Seller, other than the debts included in the March 31, 1995 balance sheet, which is part of the Financial Statements, as adjusted to the Closing Date, which adjustments and other debts are reflected in the attached Financial Statements.

     3.2. Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller as follows:

          3.2.1. Corporate Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia, and has full corporate power and authority to own or lease its assets and properties and to carry on its business as now conducted. Buyer has delivered to Seller true and complete copies of Buyer's Certificate of Incorporation and By-laws as amended to date. Buyer is duly qualified to do business and (where the concept of "good standing" is applicable) in good standing as a foreign corporation in the States set forth on Exhibit 3.2.1.

          3.2.2. Authorization. Buyer has full corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated herein have been authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights generally.

          3.2.3. No Violation. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not violate (i) any provision of the Certificate of Incorporation or By-laws of the Seller; (ii) any contract or other agreement to which the Seller is a party or by or to which the Seller or any of its assets or properties may be bound or subject; (iii) any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Seller or upon the securities, assets, properties or business of the Seller; (iv) any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Seller or to the securities, assets, properties or business of the Seller; or (v) any Permits. Except as set forth on Exhibit 3.2.3, no consent is required to be obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated herein.

          3.2.4. Compliance with Laws. To the knowledge of the Buyer, the Buyer is not in violation of (i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any court, arbitrator or Governmental Authority applicable to the business of the Buyer, except to the extent that non-compliance does not and will not have a material adverse effect upon the assets, properties, business or operations of the Buyer, including, but not limited to, the performance of the Contracts, and would not be in violation of any such law, ordinance, regulation or other requirement that has been enacted or adopted but is not yet effective if it were effective at the date hereof.

          3.2.5. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Buyer; and, there are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the knowledge of the Buyer, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of Buyer, threatened against or involving the Buyer or any of its properties or assets, that, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Buyer.

          3.2.6. Ability to Perform. As of the Closing Date, Buyer will have the ability and legal authority to deliver the Purchase Price at the Closing and to take such other actions as may be required by it to consummate the transactions contemplated herein and to operate the Seller's assets and business as a division of Buyer after the Closing.

          3.2.7. Capitalization. (a) The authorized capital stock of Buyer consists of (i) 3,333,333 shares of Buyer Common Stock, of which 604,874 shares are currently issued and outstanding; and (ii) 500,000 shares of Preferred Stock, par value $1.00 per share, of which 133,500 shares are currently issued and outstanding. All of the shares of Buyer Common Stock
     (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. There are 201 shares of Buyer Common Stock held in the treasury of Buyer. A total of 464,984 shares of

     Buyer Common Stock are currently reserved for issuance upon the exercise of options or warrants that have been or may be granted by Buyer pursuant to Buyer's 1995 Stock Option Plan, 1987 Stock Warrant Purchase Plan and 1981 Incentive Stock Option Plan, of which 259,453 shares are subject to options issued thereunder. Other than such options, no Person has any right (including preemptive rights) to acquire any of Buyer Common Stock.

               (b) The shares of Buyer Common Stock issued and issuable to the Shareholders pursuant to Section 2.2 are and shall be, upon issuance in accordance with this Agreement, validly issued, fully paid and nonassessable and free of preemptive rights.

          3.2.8. Brokers; Finders. Buyer has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation.

          3.2.9. Continuity of Business Enterprise. It is the present intention of Buyer to continue at least one historic business line of Seller, or to use at least a significant portion of Seller's historic business assets in a business, in each case within the meaning of Treas. Reg. ss.1.368-1(d).

          3.2.10. No Defaults or Violations. Buyer has not materially breached any provision of, nor is it in material default under the terms of, any lease, contract, commitment, agreement, mortgage, lien, instrument, plan or license to which it is a party or under which it has any rights or by which it is bound and which relates to the Buyer's business, and to Buyer's knowledge, no other party to any such lease, contract, commitment, agreement, mortgage, lien, instrument, plan or license is in default thereunder in any material respect. Buyer is not in any material violation or default of any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the Buyer or the operation of its business.

          3.2.11. Environmental Compliance.

               (i) All real property leased by Buyer has never been used by Buyer or, to Buyer's knowledge, by any other person, to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances.

               (ii) To Buyer's knowledge, all real property leased by Buyer is in compliance with all Environmental Laws.

               (iii) To Buyer's knowledge, all real property leased by Buyer does not contain any Hazardous Substances.

               (iv) To Buyer's knowledge, no tanks now or formerly used for the storage of any liquid or gas above or below ground, are present or were at any time present on or at any real property leased by Buyer.

               (v) Buyer has not received a citation, directive, letter, or other communication, written or oral, from any person or governmental authority concerning the presence of any Hazardous Substances on any real property owned or leased by Buyer.

               (vi) Buyer has no knowledge of or information regarding the presence of any Hazardous Substances at adjacent properties, which Hazardous Substances could migrate to, through, or under any real property leased by Buyer.

               (vii) Buyer has obtained all material licenses and permits required by all material Environmental Laws.

               (viii) Buyer has not received any notice of any violation of or potential or actual liability under any Environmental Laws at or concerning any real property leased by Buyer.

               (ix) No action has been commenced or, to Buyer's knowledge, threatened regarding Buyer's compliance with or liability under any Environmental Laws at or concerning any real property leased by Buyer.

          3.2.12. Assets Sufficient for Conduct of Business. In the opinion of Buyer's management, the assets of Buyer constitute substantially all of the assets and properties required for the operation of the Buyer's business as it is presently operated by Buyer in all material respects.

          3.2.13. Accuracy of Statements. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Buyer or the Buyer's business, or omits or will omit to state a material fact necessary to make the statements regarding Buyer or the Buyer's business contained herein or therein, in light of the circumstances in which they are made, not misleading.

          3.2.14. Improper and Other Payments. To the best of Buyer's knowledge, none of the Buyer, any director, officer, employee, agent or representative of the Buyer, nor any Person acting on behalf of any of them, has made, paid or received (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (c) any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

     3.3 Representations and Warranties of Shareholders. The Shareholders severally represent and warrant to Buyer to the best of the knowledge of each of them as follows:

          3.3.1. General. Each and every representation and warranty made by the Seller under Section 3.1 of this Agreement is true and correct and will be true and correct on each day from the date hereof to and including the Closing Date as if made as and of each such day.

          3.3.2. No Conflict of Interest. Except as disclosed on Exhibit 3.3.2, none of the Shareholders or any of their Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in Seller's business, except as a holder of the Seller's shares of capital stock. The Shareholders are the sole and exclusive holders of all the outstanding shares of capital stock of Seller. Except as disclosed on Exhibit 3.3.2, none of the Shareholders nor any of their Affiliates have any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, the Seller. Exhibit 3.3.2 contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

          3.3.3. Purchase for Investment. With respect to the Buyer Common Stock being delivered at the Closing and at the Post-Closing, each of the Shareholders severally represents and warrants to Buyer as follows:

               (a) Experience. Such Shareholder is capable of evaluating the merits and risks of this investment, has the capacity to protect his or her own respective interests, and has the financial ability to bear the economic risks of the investment.

               (b) Investment. Such Shareholder is acquiring the Buyer Common Stock for investment for his or her own account and not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the Buyer Common Stock to be delivered has not been registered under the Securities Act of 1933 (the "Securities Act") in reliance upon an exemption from the registration provisions of the Securities Act, the availability of which exemption depends upon, among other things, the bona fide nature of the Shareholders' investment intent and the accuracy of their representations as contained herein. Such Shareholder is domiciled in Maryland or Virginia.

               (c) Holding Period. Such Shareholder acknowledges that the Buyer Common Stock may not be sold in the absence of an effective registration statement under the Securities Act, or unless an exemption from such registration is available, and such Shareholder has otherwise complied with the provisions of Section 6.7.

               (d) Access to Information. Such Shareholder has had an unlimited opportunity to discuss Buyer's business, management and financial affairs with its management and the opportunity to review in detail Buyer's property, books, accounts, records, contracts and documents and all other information related to such Shareholder's investment in Buyer Common Stock. Such Shareholder's questions pertaining to Buyer were answered fully and to the Shareholder's satisfaction.

               (e) Transfer and Legend. Such Shareholder shall not sell, pledge, hypothecate or otherwise transfer any Buyer Common Stock unless it is registered under the Securities Act and applicable state securities laws or is exempt therefrom, and unless such Shareholder has complied with Section 6.7. Such Shareholder acknowledges that each certificate representing the Buyer Common Stock shall be endorsed with a legend which provides substantially as follows:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933 or the laws of any other jurisdiction, and may not be sold, transferred, assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities, together with compliance with the additional restrictions on transfer as contained in the Agreement, dated as of October 6, 1995, between Infodata Systems Inc. and the holder hereof, or Infodata Systems Inc. receives an opinion of counsel for the holder of the securities (concurred in by counsel for Infodata Systems Inc.) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Act and applicable securities laws and otherwise complies with any additional restrictions on transfer as contained in said Agreement between Infodata Systems Inc. and the holder hereof."

          3.3.4. Shareholders' Taxes. Such Shareholder has timely filed and paid all personal income taxes and payroll and employment taxes (as defined in Section 3.1.7.) required to be paid by him or her through the Closing Date, and all deficiencies or additions to tax, interest and penalties owed by him or her, in connection with any such taxes.


                                  ARTICLE IV

         CERTAIN COVENANTS OF SELLER AND SHAREHOLDERS PRIOR TO CLOSING

     Seller and the Shareholders covenant and agree as follows for the period of time between and including the date of this Agreement and the Closing Date:

     4.1 Access to Facilities, Files and Records. Between the date of this Agreement and the Closing Date, Seller shall allow Buyer and its officers, employees, accountants, counsel and representatives (i) full access during normal business hours to all facilities, property, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records, and files of every character, equipment, machinery, fixtures furniture, vehicles, notes, and accounts payable and receivable, and inventories, including copies thereof, related to Seller's business, and (ii) all such other information concerning the affairs of Seller's business as Buyer may reasonably request. Buyer may place one or more of its managerial employees at Seller's headquarters to provide advice and counsel to Seller's President.

     4.2 Risk of Loss. Seller assumes all risk of loss, destruction or damage of the Purchased Assets due to fire or other casualty up to the consummation of the Closing. Upon said loss, destruction or damage of the Purchased Assets due to fire or other casualty of all or a material amount of the Purchased Assets, Buyer shall have the option to terminate this Agreement or accept the proceeds of any applicable insurance policies of Seller or, with the mutual agreement of Seller, to make an appropriate adjustment in the Purchase Price separate from any Purchase Price Adjustment to be made under Section 2.2. Seller assumes all risk of loss, destruction or damage of the Excluded Assets both before and after Closing.

     4.3 Employees and Compensation. Without Buyer's written consent, Seller shall have not performed or agreed to perform any of the following acts: (i) grant any increase in salaries or other compensation payable or to become payable to any officer, employee, sales agent or representative; (ii) increase benefits payable to any officer, employee, sales agent or representative under any bonus or pension plan or other contract or commitment; or (iii) hire any new employee. Seller shall permit Buyer to contact Seller's employees at all reasonable times for the purpose of discussing with such employees prospective employment by Buyer on or after the Closing Date. Seller shall use its best efforts to encourage all employees of Seller to accept any employment offered by Buyer. Seller shall assign to Buyer all employment agreements between Seller and its employees if permissible under the terms of such employment agreements.

     4.4 Conduct of Business.

          (a) From the date of this Agreement until the Closing Date, the Shareholders shall cause the Seller to operate only in the ordinary and usual course of business and consistent with past practice, and shall use their best efforts to (i) maintain the assets of the Seller in substantially their current state of repair, excepting normal wear and tear, and preserve intact the present business organization and personnel of the Seller, (ii) preserve the goodwill and advantageous relationships of the Seller with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business,
     (iii) not permit any action or omission which would cause any of the representations or warranties of Seller or the

     Shareholders contained herein to become inaccurate or any of the covenants of Seller or the Shareholders to be breached, (iv) perform obligations under all Contracts to be conveyed to Buyer, and (v) maintain in full force and effect current property damage, liability and other insurance.

          (b) Without limiting the generality of the foregoing, Seller will not, without the prior written consent of Buyer (except as otherwise contemplated under Section 2.2(b) hereof):

               (i) incur any obligation or enter into any Contract which requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000;

               (ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

               (iii) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

               (iv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

               (v) enter into, authorize, or permit any transaction with any or all of the Shareholders or any Affiliate;

               (vi) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Seller, or amend any of the terms of any such capital stock or other securities;

               (vii) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, or pay any amount not required by Law or by any Contract, other than in the ordinary course of business and consistent with past practices; or

               (viii) declare or pay any dividends or other distributions to the Shareholders.

     4.5 Contact Clients. Seller shall permit Buyer, and Buyer shall have the right to contact, subject to reasonable conditions, Seller's clients under the Contracts and to make reasonable inquiries of such clients; provided, however, that Buyer shall provide Seller with advance notice of any such contact and shall permit Seller to participate in any such contacts with Seller's clients.

     4.6 No Solicitation or Offers. Between the date hereof and the Closing Date, neither Seller nor any of the Shareholders or their Affiliates or representatives shall, directly or indirectly, solicit or initiate any discussions with any Person regarding any sale, pledge, hypothecation, assignment, transfer, acquisition, merger, license, or similar transaction, involving all or any portion of Seller's assets, business or capital stock, nor shall Seller or any of the Shareholders or their Affiliates or representatives, directly or indirectly, negotiate with or provide any information to any potential acquires concerning the sale, pledge, hypothecation, assignment, transfer, acquisition, merger, license or similar transaction involving the Purchased Assets or the Seller's assets, business or capital stock generally; provided, however, Seller shall be permitted and obligated to file any information required to be filed by applicable statute, regulation, rule of court or court order.

     4.7 Change of Corporate Name. On the Closing Date or as soon as practicable thereafter, Seller shall do all acts reasonably necessary to transfer the name "Merex" to the Buyer and each of Seller and any other entities owned or controlled by any of the Shareholders shall change their corporate names to new names which do not include the term "Merex" or any other acronym, abbreviation, variation, translation or combination thereof or similar names. From and after the Closing, neither Seller nor any Shareholder shall use the term "Merex" or any other acronym, abbreviation, variation, translation or combination thereof or similar names in connection with any business or other activity.

     4.8. Notice Regarding Change in Circumstances. Seller shall give Buyer written notice promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach had such event occurred or been known to Seller prior to the date hereof, of any Seller's representations or warranties contained in this Agreement.

     4.9. Approval By Shareholders; Liquidation of Seller. Seller will give due notice of and call a meeting of the Shareholders, which meeting shall be held prior to the Closing Date for the purpose of voting on the transactions contemplated herein and for the change of name and liquidation and dissolution of Seller. Immediately prior to the end of the twelve (12) month period immediately following the Closing Date, Seller will take such action as may be required to dissolve and terminate its corporate existence, to liquidate completely, and to distribute directly to the Shareholders or their successors in interest, pro rata, all its right, title and interest to the Buyer Common Stock received pursuant to this Agreement, and any other assets not purchased by the Buyer and held by the Seller, in exchange for the surrender by the Shareholders of their shares of Seller common stock for cancellation; provided, however, that Seller shall first obtain the prior written consent of Buyer in the event Seller desires to liquidate or dissolve and terminate its corporate existence prior to the end of the twelve (12) month period immediately following the

Closing Date. The arrangements for such liquidating distribution and exchange shall include provision by Seller for the purchase or sale, for account of the Shareholders, of any fractional interests in Buyer Common Stock with the result being that no fractional shares will be required to be issued in connection therewith.


                                   ARTICLE V

                         ADDITIONAL COVENANTS OF BUYER

     5.1 Employment  of  Seller  Personnel.  Except as  otherwise  provided in
Exhibit 5.1.1, upon consummation of the transactions contemplated in this Agreement, Buyer shall offer employment to Seller's personnel employed by Seller on the Closing Date. Such employment shall be at will of both parties and, except as provided in Exhibit 5.1.1., shall be upon the same or substantially the same terms as are now provided by the Seller to such employees and shall credit all such employees with their years of service with Seller. This Section shall not be construed to require that Buyer employ any such persons on other than an at-will basis. Nothing herein shall obligate Buyer to pay any pension, vacation, sick leave or other employee benefits to such personnel which were the obligation of Seller with respect to the period before the Closing Date, except for any such items which are Assumed Liabilities. Notwithstanding the foregoing, Buyer has agreed to provide stock options to purchase Buyer Common Stock on the terms and conditions set forth in Exhibit 5.1.2.

     5.2. Termination of NationsBank Loan Facility. At the Closing or as promptly thereafter as practicable, Buyer shall pay to NationsBank the outstanding balance due from the Seller to NationsBank, in an amount not to exceed $155,322 plus any accrued interest from August 31, 1995 through the date of such pay-off by Buyer, under the line of credit facility currently maintained by Seller with NationsBank, which line is an Assumed Liability and is collateralized by the Seller's trade accounts receivable and guaranteed by Tworek.

     5.3 Consulting Agreement with Styer. Buyer agrees to enter into a Consulting Agreement with Styer, substantially in the form attached as Exhibit
5.3 hereto, which will provide for the retention by Buyer of the services of Styer as an independent consultant at the gross monthly compensation of $5,333 for a period of six (6) months from the Closing Date, for the purpose of assisting Buyer during its integration of the Purchased Assets into the business of Buyer, as well as to assist Buyer in its business development efforts. This Consulting Agreement shall be renewable by the mutual agreement of Buyer and Styer, and contains a noncompetiton provision on the terms and conditions set forth in Section 6.2 below. Styer shall be an independent and self-employed consultant who shall be solely responsible for all of her own taxes due with respect to all compensation paid to Styer by Buyer.

     5.4 Employment Agreements With Tworek and Fregly. Buyer agrees to enter into Employment Agreements with Tworek and Fregly, substantially in the form attached hereto as Exhibits 5.4.1 and 5.4.2, respectively, which agreements will provide for the employment by Buyer of Tworek as a Senior Vice President and Tworek and Fregly as officers of the Merex Division of Buyer, at a base annual salary rate of $125,000 and $90,000, respectively, for a period of twenty-four (24) months from the Closing Date. The Employment Agreements shall be renewable separately by the mutual agreement of Buyer and Tworek and Fregly. Each employment agreement contains a noncompetition provision on the terms and conditions set forth in Section 6.2 below.


                                  ARTICLE VI

                      ADDITIONAL COVENANTS OF THE PARTIES

     6.1 Expenses. Except as otherwise provided in Section 11.1, each of the parties will bear their own respective expenses and costs incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, investment bankers, legal counsel and accountants.

     6.2 Noncompetition. Each of Shareholders agrees that the following provisions of this Section are intimately linked to the other transactions contemplated by this Agreement, and each Shareholder acknowledges that Buyer would not enter into this Agreement without each Shareholder agreeing to be bound by the following provisions from the date hereof until the Ending Date (as hereinafter defined):

          (a) Except as expressly approved (which approval shall not be unreasonably withheld) by Buyer, each Shareholder agrees that from and after the date of this Agreement until two (2) years after the date any employment or consulting arrangement between such Shareholder and Buyer terminates, unless a Shareholder-employee is terminated without Cause, as defined in the Employment Agreements attached hereto as Exhibits 5.4.1 and 5.4.2, in which case the noncompetition provisions of the applicable Employment Agreement and this Section 6.2 shall not apply for any period after the termination of the employment of such Shareholder and Buyer (with such termination date being referred to herein as the "Ending Date" with respect to each Shareholder), that he or she shall not directly or indirectly:

               (i) except in connection with any duties as an officer or employee of Buyer, solicit, divert or attempt to solicit or divert any party who is or was a client, customer or supplier of Seller and/or Buyer, or accept any business or remuneration, directly or indirectly, from any party who is or was a client, customer or supplier of Seller and/or Buyer;

               (ii) during the one-year period immediately following the date of termination of the employment or consulting arrangement, employ, solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer, employee, agent or representative of Seller or Buyer;

               (iii) disturb, or attempt to disturb, any business relationship between any third party and Seller or Buyer; or

               (iv) make any statement to any third party, including the press or media, likely to result in adverse publicity for Seller or Buyer.

          (b) In the event of actual or threatened breach of the provisions of this Section, Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining any or all of Shareholders, as appropriate, from such conduct.

          (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each Shareholder expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (d) The provisions of this Section shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by any or all of Shareholders.

          (e) Shareholders shall not, directly or indirectly, (i) disclose, or
     (ii) use for their own benefit, or for the benefit of any other Person (other than, in the case of (a) below, the Seller or an Affiliate of the Seller), (a) any secret or confidential information, lists of clients, customers or suppliers, information relating to any clients, customers or suppliers, or any other data of or pertaining to the Seller or to any Affiliate of the Seller, their respective businesses or financial affairs, or their products which are not a matter of public knowledge or
     (b) any Buyer Confidential Information (collectively, the "Confidential Information"). Each Shareholder agrees that upon termination of any such Shareholder's employment or consulting agreement with Buyer for any reason and upon the request of Buyer on or after the Closing Date, he or she will immediately deliver to Buyer all original papers, books, manuals, lists, correspondence and documents containing or relating to the Confidential Information, together with all copies thereof, except that each

     Shareholder may keep copies of such materials as shall be necessary to permit such Shareholder to prepare his or her tax returns or to comply with any other legal requirements.

     6.3 Further Assurances. Each party will execute such documents and other papers and take such further actions as may be reasonably required in the opinion of Buyer's counsel or Seller's counsel, as the case may be, to carry out the provisions hereof and the transactions contemplated hereby.

     6.4. Use of Name. From and after the Closing Date, the Seller, the Shareholders and each of their Affiliates will be prohibited from directly or indirectly using in any manner any trade name, trademark, service mark or logo used by the Seller or any word or logo that is similar in sound or appearance without the prior approval of Buyer, other than for the benefit of Buyer.

     6.5. Registration of Buyer Common Stock. Buyer covenants and agrees with the Shareholders that Buyer, at its expense and within thirty (30) days of Buyer's receipt of a written request of the Shareholders during the period commencing on and after March 31, 1996 and ending on the date which is three
(3) years after the Closing Date, will use its best efforts to register the shares of Buyer Common Stock being issued to Shareholders hereunder, subject to the limitations contained in Section 6.7, under the applicable form of Registration Statement to be filed by Company under the Securities Act of 1933 and updated and maintained current for a period of three (3) years thereafter. Shareholders shall be prohibited from selling their Buyer Common Stock received hereunder until such stock is registered as provided in this Section
6.5 or qualifies for an exemption from registration under federal and state securities laws. Shareholders shall be further limited in any sales of their Buyer Common Stock received hereunder as provided in Section 6.7.

     6.6. Termination of Certain Agreements. Each Shareholder shall, and each Shareholder agrees that he or she shall cause his or her Affiliates and the Seller to, and that his or her Affiliates and the Seller shall, effective as of the Closing, without any cost to the Seller, terminate, rescind, cancel and render void and of no effect all of the Contracts between the Seller on the one hand and such Shareholder or any of his or her Affiliates, as the case may be (other than the Seller) on the other hand, except for those Contracts listed in Exhibit 6.6 and those Contracts entered into pursuant to this Agreement.

     6.7. Agreement of Shareholders Not to Transfer Shares. Notwithstanding any other provision contained in this Agreement to the contrary, each Shareholder covenants and agrees that he or she will not dispose of any of the Buyer Common Stock received from the Seller on or after the Closing Date or the Post-Closing Date within two (2) years of the date of receipt of such shares of Buyer Common Stock by the Seller if such disposition would reduce the fair value of the Buyer Common Stock (measured as of the date of receipt by the Seller) retained by such Shareholder to an amount less than fifty percent (50%) of the fair value of the Buyer Common Stock held by the Seller as of the date of receipt by the Seller, unless the Shareholder obtains an opinion of counsel satisfactory to Buyer that such transfer will not violate the continuity of shareholder interest requirement set forth in Treas. Reg. ss.1.368-1. Any Shareholder desiring to dispose of any shares of Buyer Common Stock received in this transaction during such two-year period shall provide Buyer with written notice, not less than fifteen (15) days prior to the intended date of disposition, specifying the number of shares of Buyer Common Stock the Shareholder desires to dispose. At any time that any Shareholder desires to dispose of any shares of Buyer Common Stock received by Seller in this transaction, such Shareholder shall deliver to Buyer, not less than fifteen
(15) days prior to the intended date of disposition of such shares, the written opinion of counsel referred to above in this Section.

                                  ARTICLE VII

            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES TO CLOSE

     The rights, duties and obligations of the parties to this Agreement are wholly contingent upon the satisfaction, on or prior to Closing of the following:

     7.1 Leases. Seller shall deliver to Buyer the current lease of the Seller and the written assignment thereof to Buyer, together with any subleases executed by Seller, with such lease, any subleases and form of assignment being attached hereto as Exhibit 7.1, and with such assignment being duly executed by Seller and The Perkin-Elmer Corporation ("Landlord"), with respect to the Seller's office space located at 3206 Tower Oaks Boulevard, Suite 300, Rockville, Maryland 20852.

     7.2 Non-Competition Provisions. Buyer and Shareholders shall enter into their respective employment or consulting agreements described in Sections 5.3 and 5.4 hereof and attached hereto as Exhibits 5.3, 5.4.1 and 5.4.2.

     7.3 Conditions Precedent to Obligation of Seller and Shareholders to Close. The rights, duties and obligations of Seller and Shareholders under this Agreement are wholly contingent upon the satisfaction, on or prior to the Closing, of the following:

          7.3.1. Warranties True as of the Present Date, the Closing Date and the Post-Closing Date. The representations and warranties of Buyer contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date and the Post-Closing Date, with the same force and effect as though made by Buyer on and as of the Closing Date and the Post-Closing Date.

          7.3.2. Compliance with Agreement and Covenants. Buyer shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Buyer on or prior to the Closing Date.

          7.3.3. Delivery of Buyer Common Stock. Buyer shall have delivered to Seller and Escrow Agent, respectively, the number of shares of Buyer Common Stock specified in Section 2.2 hereof.

          7.3.4. Certification. Seller shall have received a certificate of Buyer executed by its President, dated as of the Closing Date, in form and substance satisfactory to Buyer, certifying as to the fulfillment of the matters mentioned in Sections 7.3.1 and 7.3.2.

          7.3.5. Opinion of Buyer's Counsel. Buyer's counsel, Freedman, Levy, Kroll & Simonds, shall have delivered to Seller and the Shareholders an opinion, dated as of the Closing Date, in the form attached hereto as
     Exhibit 7.3.5. Such opinion shall conclude that the purchase by Buyer of the Purchased Assets from Seller in the manner provided for herein will qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code.

          7.3.6. No Action. No action shall have been instituted before any court or Governmental Authority, or instituted or threatened by any Governmental Authority, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction and there shall not be in effect any judgment, writ, order, injunction or decree of any court or governmental entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

          7.3.7. Termination of NationsBank Loan Facility. Buyer shall have used its best efforts, at the Closing or as promptly thereafter as practicable, to pay to NationsBank the outstanding balance due from the Seller to NationsBank, in an amount not to exceed $155,322 plus any accrued interest from August 31, 1995 through the date of such pay-off by Buyer, under the line of credit facility currently maintained by Seller with NationsBank, which line is an Assumed Liability and is collateralized by the Seller's trade accounts receivable and guaranteed by Tworek. In the event Buyer is not able to pay-off the subject line of credit facility with NationsBank at the Closing, then the Closing shall nevertheless occur hereunder (assuming all other conditions have been satisfied or waived) and such obligation shall be satisfied by Buyer as promptly as practicable after the Closing as provided in Section 8.6.

          7.3.8. No Material Adverse Change in Buyer's Business. There shall have been no material adverse change in the business of the Buyer.

     7.4. Conditions Precedent to Obligation of Buyer to Close. The rights, duties and obligations of Buyer under this Agreement are wholly contingent upon the satisfaction, on or prior to the Closing, of the following:

          7.4.1. Warranties True as of the Present Date, the Closing Date and the Post-Closing Date. The representations and warranties of Seller and each Shareholder contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date and the Post-Closing Date with the same force and effect as though made by Seller and each Shareholder on and as of the Closing Date and the Post-Closing Date.

          7.4.2. Compliance with Agreement and Covenants. Seller and Shareholders shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

          7.4.3. Consents and Approvals. Seller and Shareholders shall have received written evidence satisfactory to Buyer that all consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Purchased Assets and Seller's business have been obtained, except only for Contracts that are the subject of the novation and assignment process referred to in Sections 2.4 and 8.4.

          7.4.4. Certification. Buyer shall have received a certificate of Seller executed by its Chief Executive Officer and Chief Financial Officer/Controller, dated as of the Closing Date, in form and substance satisfactory to Buyer, certifying as to the fulfillment of the matters mentioned in Sections 7.4.1 and 7.4.2, and certifying that the tangible net worth of Seller at September 29, 1995, is at least $39,400.

          7.4.5. Opinion of  Seller's  Counsel.  Seller's   counsel,  McGuire,
     Woods, Battle and Boothe, shall have delivered to Buyer an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit 7.4.5.

          7.4.6. No Action. No action shall have been instituted before any court or Governmental Authority, or instituted or threatened by any Governmental Authority, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction and there shall not be in effect any judgment, writ, order, injunction or decree of any court or governmental entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

          7.4.7. No Material Adverse Change in Seller's Business. There shall have been no material adverse change in the Purchased Assets or the business of the Seller.

                                 ARTICLE VIII

                             POST-CLOSING MATTERS

     8.1. Purchase Price Adjustments. The Purchase Price Adjustments referred to in Section 2.2 shall be made in accordance with that Section.

     8.2. Escrow Agent. The Escrow Agent shall hold and distribute the Additional Shares in accordance with the Escrow Agreement, attached as Exhibit 2.2(c), and the requirements of Section 2.2.

     8.3. Further Instruments and Actions. From time to time after the Closing, Seller and Shareholders shall execute and deliver to Buyer such further instruments of sale and assignment as Buyer may reasonably request and Seller and Shareholders shall take all other actions, as required by Buyer, in order to fully vest and confirm in Buyer all right, title and interest of Seller in and to the Purchased Assets and otherwise to carry out the purposes of this Agreement. In this regard, Seller shall deliver to Buyer, within the fifteen (15) day period immediately following the Closing Date, the written consents of the insurance companies providing the Seller's health/medical, dental, vision and long-term disability insurance coverage, which consents shall confirm the continuation of such insurance coverages after the Closing Date through at least October 31, 1995, for all employees of Seller who are being hired by Buyer pursuant to Section 5.1 hereof. Seller shall also cause all such insurance policies to be assigned and transferred to Buyer prior to October 31, 1995, with such assignments and transfers to be without any material change in the insurance coverage and premiums. Seller shall further deliver to Buyer, within the fifteen (15) day period immediately following the Closing Date, the written consents of Citicorp, ATT Capital Corporation and XEROX regarding the assignment and transfer to Buyer of all capital leases for equipment which is included as part of the Purchased Assets, with such assignments and transfers to Buyer to be without any material change in the terms of such capital leases. Buyer shall cooperate in assisting Seller in obtaining all such consents, assignments and transfers, if necessary. On or prior to October 18, 1995, Seller shall also deliver to Buyer a balance sheet for Seller which updates the assets and liabilities of Seller through the Closing Date.

     8.4. Novation/Assignment of Contracts. Seller, with the continued assistance of Tworek, Styer and Fregly, and Buyer shall obtain Novation/Assignment Agreements for each of the Contracts, except as otherwise waived in writing by Buyer.

     8.5. Consents and Approvals. Seller, Buyer and the Shareholders shall obtain all respective consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and the consummation of the transactions contemplated hereby and thereby.

     8.6. Termination of NationsBank Loan Facility. In the event Buyer has not previously, at the Closing, paid to NationsBank the outstanding principal balance due from the Seller to NationsBank of $155,322 plus any accrued interest from August 31, 1995 through the date of such pay-off by Buyer, under the line of credit facility currently maintained by the Seller with NationsBank, then Buyer shall pay-off such obligation in such principal amount and accrued interest as promptly as practicable after the Closing.


                                  ARTICLE IX

                                  TERMINATION

     9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

          (a) With the mutual consent of Seller, the Shareholders and Buyer;

          (b) By the Seller or Buyer, if the Closing shall not have taken place on or before October 16, 1995; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose wilful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (c) By Buyer, if there shall have been a material breach of any covenant, representation or warranty or other agreement of either or both of Seller or of the Shareholders hereunder, and such breach shall not have been remedied within ten (10) Business Days after receipt by Seller or the Shareholders of a notice in writing from Buyer specifying the breach and requesting such be remedied; or

          (d) By Seller or all of the Shareholders, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within ten (10) Business Days after receipt by Buyer of notice in writing from Seller or all of the Shareholders specifying the breach and requesting such be remedied.

     9.2 Effect of  Termination.  If this Agreement is terminated  pursuant to
Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article X and Section 11.1, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior wilful breach of this Agreement.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Survival. Except as otherwise specified herein, the representations and warranties of Shareholders and the Seller contained herein shall survive the Closing for a period expiring at the close of business on the date that is three (3) years after the Closing Date (the "Survival Date"), except that the provisions of Sections 8.3, 8.4, 8.5 and 8.6 shall survive forever. The representations and warranties of Buyer contained herein shall survive the Closing for a period expiring at the close of business on the Survival Date.

     10.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by the Seller or any or all of Shareholders on the one hand or Buyer on the other hand shall be subject to the requirement that no claim may be made (i) until the aggregate amount of indemnifiable Losses incurred by the Seller or Shareholders on the one hand or Buyer on the other hand exceeds $5,000, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses exceeding $1,000, or (ii) for any amount with respect to the Shareholders in excess of $250,000. Further, the amount to be paid hereunder by Seller or any or all of the Shareholders to the Buyer shall be reduced in the aggregate by the amount of any insurance proceeds paid to Buyer for such liability under any insurance policies purchased by Buyer from Seller as part of the Purchased Assets, as well as any proceeds received by Buyer from any claims by Seller against third-parties, which claims were assumed by Buyer as part of the Purchased Assets.

     10.3 Indemnification by Shareholders. Each of Shareholders, jointly and severally, agrees to indemnify Buyer against, and agrees to hold Buyer harmless from, any and all Losses incurred or suffered by Buyer relating to or arising out of or in connection with any of the following; provided, however, that such indemnification shall be the sole remedy for Buyer for any and all such Losses:

          (a) any breach of or any inaccuracy in any representation or warranty made by the Seller or the Shareholders in this Agreement or any document delivered at the Closing or pursuant to this Agreement; or

          (b) any breach of or failure by any or all of Shareholders or the Seller to perform any covenant or obligation of such party set out or contemplated in this Agreement or any document delivered at the Closing or pursuant to this Agreement; or

          (c) any adjustments which result in any decrease in revenues under any Contracts (net of any increases in the net proceeds actually received by Buyer from any positive adjustments to the Contracts) which are made after the Closing Date but which relate to facts or a time period prior to the Closing Date, including but not limited to any adjustments to any Contracts as determined by the U.S. Department of Defense Contract Audit Agency or any other governmental audit agency.

     10.4 Indemnification by Buyer. Buyer agrees to indemnify each Shareholder against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following; provided, however that such indemnification shall be the sole remedy for Shareholders for any and all such Losses:

          (a) any breach of or any inaccuracy in any representation or warranty made by Buyer in this Agreement or any document delivered at the Closing or pursuant to this Agreement; or

          (b) any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement or any document delivered at the Closing or pursuant to this Agreement.

     10.5 Claims.  The  provisions  of  this  Section 10.5 shall be subject to
Section 10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnifying Person") of such claim and the amount the Indemnified Person reasonably believes it will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of two times Prime Rate from, and including, the thirty-fifth (35th) day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     10.6 Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this

Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     10.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction, injunction, agreement with the effect of an injunction, or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     10.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 Expenses. The Seller shall pay all expenses of Shareholders and the Seller (including accounting and legal fees and expenses) and Buyer shall pay all expenses of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that (i) in the event the Closing does not occur hereunder due to a breach of this Agreement by the Seller or any of the Shareholders, then the Seller shall pay for the cost of the audit of the Financial Statements; (ii) in the event the Closing does not occur hereunder due to any reason other than as referred to under the immediately preceding clause of this Section 11.1, then the Seller and Buyer shall equally share the cost of the audit of the Financial Statements; and (iii) in the event the Closing does occur hereunder, then the Buyer shall assume as an Assumed Liability and pay for the cost of the audit of the Financial Statements. Buyer shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets.

     11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

     11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of confirmed transmission if sent by telex, facsimile or other wire transmission or (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (a)      If to Shareholders, addressed as follows:

                  Richard M. Tworek
                  3856 St. Clair Court
                  Monrovia, Maryland  21770

                  and

                  Mary Margaret Styer
                  621 Springvale Road
                  Great Falls, Virginia  22066

                  Andrew M. Fregly
                  3151 K Covewood Court
                  Falls Church, Virginia  22042

                  with a copy to:

                  Robert S. Smith, Esq.
                  McGuire, Woods, Battle & Boothe, L.L.P.
                  1627 Eye Street, N.W., Suite 1000
                  Washington, D.C.  20006
                  Facsimile No.: (202) 857-1737

         (b)      If to Buyer, addressed as follows:

                  Infodata Systems Inc.
                  12150 Monument Drive, Suite 400
                  Fairfax, Virginia  22033
                  Attention: Harry Kaplowitz, President
                  Facsimile No.: (703) 934-7154

                  with a copy to:

                  Arthur H. Bill, Esq.
                  Freedman, Levy, Kroll & Simonds
                  1050 Connecticut Avenue, N.W., Suite 825
                  Washington, D.C.  20036
                  Facsimile No.: (202) 457-5151

         (c)      If to the Seller, addressed as follows:

                  Merex, Inc.
                  3206 Tower Oaks Boulevard, Suite 300
                  Rockville, Maryland  20852
                  Attention: Mr. Richard M. Tworek, President
                  Facsimile No.: (301) 816-0504

                  with a copy to:

                  Robert S. Smith, Esq.
                  McGuire, Woods, Battle & Boothe, L.L.P.
                  1627 Eye Street, N.W., Suite 1000
                  Washington, D.C.  20006
                  Facsimile No.: (202) 857-1737
or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.4. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.5. Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Exhibits shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     11.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

     11.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto, except that Buyer may assign its rights hereunder, but not its obligations, without such consent to any Affiliate of Buyer.

     11.8 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     11.9 Publicity. Prior to the Closing Date, except as required by Law or the rules of the National Association of Securities Dealers, Inc. Automated Quotation System, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, the Shareholders, the Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Shareholders, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

     11.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     11.11 Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     11.12 Entire Understanding. This Agreement set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

     11.13 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, or any matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent subject matter jurisdiction located within the City of Rockville, Maryland, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in Montgomery County, Maryland); (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any legal proceeding by the mailing of copies thereof to such party at its address set forth herein for communications to such party by certified mail, return receipt requested with all applicable postage prepaid, with copies thereof also being sent to each such party's attorney as set forth herein; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED

OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ATTEST:                                      INFODATA SYSTEMS INC.



/s/Gregory Penel                             By:/s/Harry Kaplowitz
-----------------------------                   ---------------------------
Name:Gregory Penel                              Name: Harry Kaplowitz
Assistant Secretary                             Title:President


ATTEST:                                      MEREX, INC.



/s/Mary Margaret Styer                       By:/s/Richard M. Tworek
-----------------------------                   ---------------------------
Name:Mary Margaret Styer                        Richard M. Tworek
Secretary                                       President


                               The Shareholders:



/s/Richard M. Tworek                            /s/Mary Margaret Styer
-----------------------------                   ---------------------------
Richard M. Tworek                               Mary Margaret Styer
Individually                                    Individually



/s/Andrew M. Fregly
-----------------------------
Andrew M. Fregly
Individually